EXHIBIT 99.1

HealthTronics, Inc. Announces Third Quarter Results, Positive Contribution from Endocare; Richard Rusk Appointed Chief Financial Officer

AUSTIN, Texas, November 5, 2009 (GLOBE NEWSWIRE) -- HealthTronics, Inc. (Nasdaq:HTRN), a leading provider of Urology services and products, today announced its financial results for the quarter ended September 30, 2009.

Third Quarter 2009

Revenue from continuing operations for the third quarter of 2009 totaled $47.3 million, up from $44.8 million in the third quarter of 2008. The Company's net loss for the third quarter of 2009, in accordance with generally accepted accounting principles ("GAAP"), totaled $2.3 million or $0.06 per diluted share. The Company's non-GAAP net income, which excludes stock based compensation and costs related to the Endocare transaction, totaled $0.05 per share in the quarter. This compares to non-GAAP net income of $0.04 per share in the third quarter of 2008.

The Company's Adjusted EBITDA from continuing operations for the third quarter of 2009 was $7.1 million, which compares to $6.2 million in the third quarter of 2008. In addition, After Tax Cash Flow (cash flow from operations less distributions to non-controlling interests) excluding acquisition related costs was $4.1 million.

Endocare Results

After excluding one-time transaction costs, the acquisition of Endocare contributed $0.9 million in EBITDA in the third quarter. Revenue contributed by Endocare after intercompany eliminations totaled $2.7 million and, before eliminating intercompany sales, totaled $4.6 million for the quarter.

Executive Commentary

James Whittenburg, President and Chief Executive Officer, commented, "Our diversified business is performing well, thanks in large part to our recent acquisitions. The integration has been a smooth process resulting in business synergies far ahead of our preliminary projections. The Endocare and laboratory businesses, in particular, are both creating additional financial value as we introduce innovative technologies and services throughout our platform and physician partnerships.”

Appointment of Richard Rusk to Chief Financial Officer

“I am also very pleased to announce that today the Board of Directors has appointed Richard Rusk Chief Financial Officer. Richard joined HealthTronics in August 2000 as Corporate Controller and has been serving as Interim Chief Financial Officer since September 2008. The Board and I are fortunate to have Richard assume the full duties of CFO,” Mr. James Whittenburg stated.

R. Steven Hicks, Chairman of the Board, added, “We expect Richard to do exceptionally well as Chief Financial Officer. Richard’s understanding of HealthTronics is very deep, and we believe his skills and leadership will continue to create additional value for our shareholders.”

Conference Call and Webcast: Management of HealthTronics will host a conference call the afternoon of Thursday, November 5, 2009 at 5:00 pm EST. Interested parties may participate in the call by dialing 1-888-437-9364 (International callers dial 1-719-457-2647) and ask for the "HealthTronics Q3 2009 Earnings Call" (confirmation code: 2141758). Please call in 10 minutes before the call is scheduled to begin. The conference call will also be web cast live via the Investors section of HealthTronics' web site at www.healthtronics.com. To listen to the live web cast, go to the web site at least 10 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the HealthTronics web site.

About HealthTronics, Inc.: HealthTronics is a premier urology company providing an exclusive suite of healthcare services and technology, including urologist partnership opportunities, surgical and capital equipment, maintenance services offerings, and anatomical pathology services. For more information, visit www.healthtronics.com.

The HealthTronics, Inc. logo is available at
http://www.globenewswire.com/newsroom/prs/?pkgid=5894

HealthTronics' use of Non GAAP Financial Measures:

This press release includes financial measures for net income (loss), net income (loss) from continuing operations, and related per share amounts that exclude certain charges and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding certain charges, these non-GAAP financial measures facilitate management's internal comparisons to the Company's historical operating results, to competitors' operating results, and to estimates made by securities analysts. Management uses these non-GAAP financial measures internally to evaluate its performance. The Company believes these non-GAAP financial measures are useful to decision-making. In addition, the Company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measure as provided in the financial statements attached to this press release.

After Tax Cash Flow: HealthTronics has presented After Tax Cash Flow, a non-GAAP financial measure. HealthTronics believes its presentation of After Tax Cash Flow is an important supplemental measure of its operating performance to its investors.

After Tax Cash Flow is intended to give investors a clear picture of the cash being generated by HealthTronics at the corporate level. After Tax Cash Flow is calculated using Net Cash Provided by Operating Activities and subtracting Distributions to Non-controlling Interests. HealthTronics believes that After Tax Cash Flow highlights the value of the Company’s tax assets as well as other benefits beyond those reflected in the Company’s GAAP Net Income. For example, After Tax Cash Flow includes the impact of changes in working capital and thereby provides better insight into the Company’s ability to manage payables, receivables and inventory.

To convert from After Tax Cash Flow to what is typically referred to as Free Cash Flow, one would subtract capital expenditures made at the corporate level. It is important to note that the “Purchases of equipment and leasehold improvements” reflected on the Company’s cash flow statements includes capital expenditures at both the corporate and partnership level and a significant portion of expenditures are made in equipment at the partnerships. Thus, a break out of capital expenditures at the corporate and physician partnership level is included herein.

Prior to 2009, distributions to our partners were made on an irregular quarterly basis that was based on the tax calendar. We now make distributions on a monthly basis. At the time we made the switch, we anticipated the investor community would benefit from the increased transparency into operating cash flows. Thus, by highlighting After Tax Cash Flow in our quarterly releases, HealthTronics will be leveraging this increased transparency. However, it is important to note that given the irregular distribution schedule in prior years, HealthTronics will not be able to make year-over-year comparisons until the second quarter of 2010.

EBITDA and Adjusted EBITDA: HealthTronics has presented EBITDA and Adjusted EBITDA amounts, which are non-GAAP financial measures. In the financial statements attached to this press release, HealthTronics has reconciled such amounts to their most directly comparable financial measure calculated in accordance with GAAP, which is HealthTronics’ net income. HealthTronics believes that its presentations of EBITDA and Adjusted EBITDA are useful supplemental measures of operating performance to its investors.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is a commonly used measure of performance which HealthTronics believes, when considered with measures calculated in accordance with GAAP, gives investors a more complete understanding of HealthTronics’ operating results before the impact of investing and financing transactions and income taxes. HealthTronics does not subtract minority interest expense when calculating EBITDA; however, HealthTronics does adjust for minority interest expense and refers to this measure as “Adjusted EBITDA.” “Adjusted EBITDA” also excludes stock-based compensation expense. Minority interest is a GAAP measure intended to reflect our partner’s share of our consolidated net income and not our partner’s share of our consolidated EBITDA. For example, calculation of minority interest expense does not include adjustments for depreciation, amortization, taxes or interest. As a result, our partners’ share of consolidated EBITDA may not, in a given reporting period, equal the deduction for minority interest expense used in arriving at Adjusted EBITDA. HealthTronics has historically reported Adjusted EBITDA to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting. Adjusted EBITDA is used in management’s internal evaluation of total company performance. Adjusted EBITDA is also used by HealthTronics management in the annual budgeting process. HealthTronics believes these measures continue to be used by investors and creditors in their assessment of HealthTronics’ operational performance and the valuation of the company.

EBITDA and Adjusted EBITDA are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA and Adjusted EBITDA should not be considered as an alternative to net income, operating income, a liquidity measure, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA and Adjusted EBITDA reflect additional ways of viewing HealthTronics' operations that HealthTronics believes, when viewed with its GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting HealthTronics' business than could be obtained absent this disclosure.

Cautionary Language: Statements by the Company's management made in this press release that are not strictly historical, including statements regarding plans, objective and future financial performance, are "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although HealthTronics believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that the expectations will prove to be correct. Factors that could cause actual results to differ materially from HealthTronics' expectations include, among others, the existence of demand for and acceptance of HealthTronics' services, regulatory approvals, economic conditions, the impact of competition and pricing, the availability and terms of financing and other factors described from time to time in HealthTronics' periodic filings with the Securities and Exchange Commission.

CONTACT: HealthTronics, Inc.
           Richard Rusk, Chief Financial Officer
           (512) 314-4508
           www.healthtronics.com

(C) Copyright 2009 GlobeNewswire, Inc. All rights reserved.

Healthtronics, Inc. and Subsidiaries Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands, except per share data)	2009	2008	2009	2008
Revenues	$47,283	$44,771	$135,051	$121,305
Cost of revenues (exclusive of depreciation and
amortization shown separately below)	22,452	19,954	65,015	54,257
Gross profit	24,831	24,817	70,036	67,048
Operating expenses
Selling, general and administrative	7,290	4,600	16,706	14,186
Depreciation and amortization	3,737	3,073	10,613	8,770
Total operating expenses	11,027	7,673	27,319	22,956
Operating income	13,804	17,144	42,717	44,092
Other income (expenses):
Interest and dividends	13	806	95	1,098
Interest expense	(299)	(182)	(887)	(591)
	(286)	624	(792)	507
Income from operations before provision
for income taxes	13,518	17,768	41,925	44,599
Provision for income taxes	1,348	889	1,967	1,730
Consolidated net income	12,170	16,879	39,958	42,869
Less: Net income attributable to noncontrolling interest	(14,472)	(15,552)	(41,541)	(40,380)
Net income (loss) attributable to HealthTronics, Inc.	$(2,302)	$1,327	$(1,583)	$2,489
Basic earnings per share attributable to HealthTronics, Inc.:
Net income (loss) attributable to HealthTronics, Inc.	$(0.06)	$0.04	$(0.04)	$0.07
Weighted average shares outstanding	41,043	37,503	37,666	36,666
Diluted earnings per share attributable to HealthTronics, Inc.:
Net income (loss) attributable to HealthTronics, Inc.	$(0.06)	$0.04	$(0.04)	$0.07
Weighted average shares outstanding	41,043	37,604	37,666	36,734

HealthTronics, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (Unaudited)

($ in thousands)	September 30, 2009		December 31, 2008
ASSETS
Total current assets	$60,423		$63,689
Property and equipment, net	30,952		32,769
Goodwill	103,000		93,620
Other assets	57,290		44,308
	$251,665		$234,386
LIABILITIES
Total current liabilities	$65,628	*	$18,274
Long-term debt, net of current portion	2,069		43,897
Other long-term liabilities	8,283		5,120
Total liabilities	75,980		67,291
Total HealthTronics, Inc. shareholders' equity	132,310		119,372
Noncontrolling interest	43,375		47,723
	$251,665		$234,386

* Includes $44 million outstanding on our credit facility due in March 2010.

HealthTronics, Inc. and Subsidiaries Supplemental Financial Information Continuing Operations For the Periods Ended September 30, 2009 and 2008 (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share data)	2009	2008	2009	2008
Summary of results from operations
Revenues	$47,283	$44,771	$135,051	$121,305
EBITDA(a)	$21,555	$21,782	$59,625	$56,590
Adjusted EBITDA(a)	$7,083	$6,230	$18,084	$16,210
Net income (loss)	$(2,302)	$1,327	$(1,583)	$2,489
EPS	$(0.06)	$0.04	$(0.04)	$0.07
Number of shares	41,043	37,604	37,666	36,734
Other information:
After Tax Cash Flow(a)	$4,089	(b)	(b)	(b)
Net draws (payments) on senior credit facility	$9,000	$6,000	$3,000	$6,000
Net debt	$37,873	$(6,322)	$37,873	$(6,322)
Capital expenditures:
Corporate level	$568	$2,053	$1,687	$5,900
Partnership level	718	1,094	4,025	2,862
Total	$1,286	$3,147	$5,712	$8,762

(a) See accompanying reconciliation of EBITDA, Adjusted EBITDA, and After Tax Cash Flow. (b) See accompanying discussion of After Tax Cash Flow.

HealthTronics, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Continuing Operations For the Periods Ended September 30, 2009 and 2008 (Unaudited)

(In thousands)
ADJUSTED EBITDA
	Three Months Ended September 30,		Nine Months Ended September 30,
Consolidated	2009	2008	2009	2008
Income (loss) from continuing operations	$(2,302)	$1,327	$(1,583)	$2,489
Add Back (deduct):
Provision for income taxes	1,348	889	1,967	1,730
Interest expense	299	182	887	591
Depreciation and amortization	3,737	3,073	10,613	8,770
Restructuring costs	3,196	198	3,886	160
Sharebased compensation costs	805	561	2,314	2,470
Adjusted EBITDA	7,083	6,230	18,084	16,210
Add Back:
Noncontrolling interest expense	14,472	15,552	41,541	40,380
EBITDA	$21,555	$21,782	$59,625	$56,590

AFTER TAX CASH FLOW
Three Months Ended September 30, 2009
Cash provided by operating activities	$9,884

Add Back (deduct):
Cash paid for acquisition related costs	9,232
Distributions to noncontrolling interests	(15,027)
After Tax Cash Flow	$4,089

NON GAAP NET INCOME
	Three Months Ended September 30,
	2009	2008
Income (loss) from continuing operations	$(2,302)	$1,327

Add Back (deduct):
Provision for income taxes	1,348	889
Restructuring costs	3,196	198
Sharebased compensation costs	805	561
IRS interest income	--	(700)
	3,047	2,275
Provision for income taxes at a
normalized rate of 38.5%	(1,173)	(876)
Non - GAAP net income	$1,874	$1,399
Non - GAAP net income per share	$0.05	$0.04

EBITDA - Endocare
Three Months Ended September 30, 2009
Loss from continuing operations - Endocare	$(1,985)

Add Back (deduct):
Depreciation and amortization - Endocare	312
Restructuring costs - Endocare	2,598
EBITDA - Endocare	$925